[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.16

AMENDMENT NO. 2 TO THE COLLABORATION AGREEMENT BETWEEN

Laboratory Corporation of America Holdings

and

Ariosa Diagnostics, Inc.

THIS AMENDMENT (“Amendment”) is effective as of March 25, 2014 (the “Second Amendment Effective Date”) by and between Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and ARIOSA Diagnostics, Inc., a Delaware corporation (“ARIOSA”) (hereinafter, each of LabCorp and ARIOSA a “Party” and, collectively, the “Parties”).

WHEREAS, the parties hereto have entered into the Collaboration Agreement effective May 1, 2012, as amended by an Amendment No. 1 effective March 1, 2014 (as amended, the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement as indicated below.

NOW, THEREFORE, in consideration of the mutual agreements provided below, the Parties agree to amend the Agreement as follows:

1.	All capitalized terms not otherwise defined in this Amendment have the same meaning as in the Agreement.

2.	Section 3.1(b) is hereby deleted in its entirety and replaced with the following:

The Parties agree that certain supplies are required to properly order, collect and preserve Harmony Test specimens. Unless otherwise agreed to in writing, for each Harmony Test specimen, ARIOSA shall provide LabCorp with [*] and a Test Requisition Form during the Term, as provided for in Section 4.1. In order to preserve Harmony Test specimens for shipment, the following materials are required: [*]. The Parties acknowledge and agree that concurrently with the execution of this Second Amendment, [*]. After the Second Amendment Effective Date, LabCorp will be responsible for obtaining (and paying for) the Preservation Materials and all other costs associated therewith [*]. In either case, LabCorp shall be responsible for providing all such supplies to LabCorp collection personnel and customers, and shipping patient samples to ARIOSA, all at LabCorp’s sole expense [*] to LabCorp’s locations as described in Section 4.1(b)), as necessary to order and collect the Harmony Test specimens and provide them to ARIOSA hereunder.

3.	Section 3.2 is hereby deleted in its entirety and replaced with the following:

3.2 Payer Discussions. LabCorp and Ariosa shall each have the right to engage payers and insurers in contracting and reimbursement discussions that relate to the Harmony Test. Each party shall have responsibility for any payer and/or contracting discussions that relates to its sales of the Harmony Test.

4.	In Section 7.1(a), the following sentence is hereby deleted:

Following the Exclusive Period, ARIOSA shall have the exclusive right to alter the List Price, upon [*], to [*].

The sentence referenced immediately above is hereby replaced with the following:

Following the Exclusive Period, each party shall have the right to establish its own List Price and change such List Price from time to time [*].

5.	In the fourth sentence of Section 7.1(b)(i), the following clause is hereby deleted:

which California Tests shall be paid at the List Price for each California Test that results in a test report generated on behalf of LabCorp (the “California ARIOSA Fee”).

The clause referenced immediately above is hereby replaced with the following:

which California Tests shall be paid at [*].

6.	In the fifth sentence of Section 7.1(b)(i), the words “fifty percent (50%) of the List Price” are hereby replaced with [*].

7.	In Section 7.1(b)(ii), the words “(i.e., List Price)” are hereby deleted and replaced with “[*]”.

8.	In Section 8.3, the following clause at the end of the first sentence is hereby deleted:

provided, however, ARIOSA may perform any test requested directly by any such customer on the customer’s own initiative, so long as the Harmony Test is performed at a price not less than the current List Price.

The clause referenced immediately above is hereby replaced with the following:

provided, however, during the Non-Solicitation Period ARIOSA may perform any test requested directly by any such customer on the customer’s own initiative [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.	[*].

10.	The terms of this Amendment will become effective on the Second Amendment Effective Date and are irrevocable by either party following execution of this Amendment (without the written agreement of the other party).

All other terms and conditions of the Agreement remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date indicated below, to be effective as of the Second Amendment Effective Date.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Marianne Levandoski
Name:	Marianne Levandoski
Title:	VP
Date:	3-25-2014

ARIOSA DIAGNOSTICS, INC.

By:	/s/ Ken Song
Name:	Ken Song
Title:	CEO
Date:	March 25, 2014

4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.